UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 29, 2012

Digital River, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9625 West 76th Street, Eden Prairie, MN		55344
(Address of principal executive offices)		(Zip Code)

(952) 253-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01. Other Events.

Compensation of Non-Employee Directors

On February 29, 2012, the Board of Directors adopted a new compensation program for our non-employee directors which differs from the compensation program in prior years. For 2012, each non-employee director will receive an annual cash retainer in the amount of $60,000. Additional cash retainers will be paid for service as the chairman or a member of the Board’s committees, or as the Board’s Lead Director, as follows:

•	The Audit Committee chairman will receive a retainer of $20,000 and non-chair members of the Audit Committee will receive a retainer of $5,000.

•	The Compensation Committee chairman will receive a retainer of $15,000 and non-chair members of the Compensation Committee will receive a retainer of $4,000.

•	The Nominating and Governance Committee chairman will receive a retainer of $10,000.

•	The Finance Committee chairman will receive a retainer of $10,000.

•	The Board’s Lead Director will receive a retainer of $36,000.

All cash retainers will be payable quarterly.

In addition to the annual cash retainers, each non-employee director will receive a restricted stock grant at the date of the annual meeting of stockholders for a number of shares having a fair market value at the date of grant of $140,000. These restricted stock grants will vest one year after the date of grant. Each director may elect, at the date of grant, to defer delivery of 50% or 100% of the vested shares until the conclusion of service on the Board. In the event of a change in control of the Company, these restricted stock grants, together with previous restricted stock grants to the non-employee directors, will become fully vested.

In addition, the directors will continue to be reimbursed for out-of-pocket costs and expenses incurred in connection with Board or committee business, including travel and other expenses incurred in order to attend meetings.

The Board retained Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its consultant to provide advice to the Board regarding compensation of non-employee directors. In connection with the development of the new compensation program, the consultant compiled and analyzed data from a peer group of companies with respect to director compensation.

Compensation of Executive Officers

On February 29, 2012, the Board and the Compensation Committee made determinations with respect to the compensation of our executive officers for fiscal 2012 and approved bonuses payable under our Performance Bonus Plan for fiscal 2011.

Joel A. Ronning, Chief Executive Officer. Mr. Ronning’s salary remains unchanged at $450,000 per year. The Board, at the recommendation of the Compensation Committee, granted 214,000 performance-based shares to the Chief Executive Officer, which will vest in accordance with the performance-based share program described below. In accordance with our Performance Bonus Plan, the Compensation Committee approved a cash bonus for the Chief Executive Officer based on our performance for the fiscal year ended December 31, 2011 of $412,647, which was 46% of the target bonus amount.

Thomas M. Donnelly, President. Mr. Donnelly’s salary remains unchanged at $360,000 per year. The Board, at the recommendation of the Compensation Committee, granted 110,000 performance-based shares to the President, which will vest in accordance with the performance-based share program described below. In accordance with our Performance Bonus Plan, the Compensation Committee approved a cash bonus for the President based on our performance for the fiscal year ended December 31, 2011 of $247,588, which was 46% of the target bonus amount.

Stefan B. Schulz, Chief Financial Officer. Mr. Schulz’s salary remains unchanged at $300,000 per year. The Board, at the recommendation of the Compensation Committee, granted 97,000 performance-based shares to the Chief Financial Officer, which will vest in accordance with the performance-based share program described below. The Chief Financial Officer was also paid a $50,000 signing bonus and a cash bonus of $150,000 for the fiscal year ended December 31, 2011, in accordance with an agreement made at the time he accepted employment with the Company.

Kevin L. Crudden, Vice President and General Counsel. Mr. Crudden’s salary remains unchanged at $275,000 per year. The Board, at the recommendation of the Compensation Committee, granted 45,500 performance-based shares to the Vice President and General Counsel, which will vest in accordance with the performance-based share program described below. In accordance with our Performance Bonus Plan, the Compensation Committee approved a cash bonus for the Vice President and General Counsel based on our performance for the fiscal year ended December 31, 2011 of $94,565, which was 46% of the target bonus amount.

The Compensation Committee retained Cook & Co. as its consultant to provide advice to the Committee regarding compensation of executive officers. The consultant compiles information regarding executive compensation, including advice regarding the components and mix (short-term/long-term; fixed/variable; cash/equity) of the executive compensation programs of the Company and its “peer group” and analyzes the relative performance of the Company and the peer group with respect to the financial metrics used in the programs. The consultant also provides information regarding emerging trends and best practices in executive compensation. In addition to information compiled by the consultant, the Committee also reviews general survey data compiled and published by third parties.

Performance-Based Shares

On February 29, 2012, the Board, at the recommendation of the Compensation Committee, granted performance-based shares to our named executive officers in the respective amounts described above. The performance-based share program is generally administered by the Compensation Committee pursuant to the terms and conditions of our 2007 Equity Incentive Plan. Performance-based shares are restricted stock awards that vest based on attainment of certain specified performance goals during a specified performance period. With respect to performance-based shares intended to qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m), the applicable performance goals are based on performance measured in terms of one or more of the following objectives, which have been approved by our shareholders: total shareholder return; earnings per share; stock price; return on equity; net earnings; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); return on assets; revenues; expenses; funds from operations (FFO); and FFO per share. The Compensation Committee determines which performance objectives will apply to specific stock awards and establishes specific objective performance criteria at the time of grant.

The performance-based shares granted on February 29, 2012, will vest based on (a) the attainment of performance goals related to revenue, operating income and net income for the 2012 fiscal year, and (b) the executive officer’s continued service to the Company over a four-year vesting period. If the performance goals for fiscal year 2012 are not attained, then the performance-based shares will be either forfeited or the number of performance-based shares will be adjusted downward in proportion to the goals achieved. If and to the extent the performance goals are attained, the shares that remain subject to the award based on the attainment of the performance goals will vest 25% on the first anniversary of the date of grant, and 25% on each of the second, third and fourth anniversaries of the date of grant, provided that the executive officer remains in our employ at each respective vesting date. All performance-based shares are granted under the 2007 Equity Incentive Plan and are subject to the terms and conditions of the plan and the Performance Share Agreement.

Performance Bonus Plan; Fiscal 2012 Cash Bonus Opportunities

Our named executive officers are eligible to participate in the Digital River, Inc. Performance Bonus Plan (the “Performance Bonus Plan”), which was adopted by the Board on March 4, 2008. The Performance Bonus Plan is generally administered by the Compensation Committee.

On February 29, 2012, the Compensation Committee set the targets and performance criteria for the fiscal 2012 cash bonus opportunities for the named executive officers under the Performance Bonus Plan. For fiscal 2012, each named executive officer’s cash bonus opportunity is based upon the attainment of performance criteria relating to quarterly and annual corporate financial goals for fiscal 2012. The fiscal 2012 weightings of the performance criteria are as follows: 50% based on attainment of annual revenue and operating income goals for our core business units, and 50% based on attainment of quarterly revenue and operating income goals for our core business units (12.5% for each fiscal quarter).

The following table sets forth the target cash bonus opportunity for each of the named executive officers for fiscal 2012.

Named Executive Officer	Target as Percent of Base Salary	Target Bonus
Joel A. Ronning	200%	$900,000
Thomas M. Donnelly	150%	$540,000
Stefan B. Schulz	100%	$300,000
Kevin L. Crudden	75%	$206,250

The amount of bonus earned will be based on how our actual financial performance compares to our operating plan for fiscal 2012 with respect to each of the performance criteria. If we meet our operating plan, the named executive officers will earn 100% of their target bonuses. If our financial performance significantly exceeds our operating plan, the bonuses earned by the named executive officers could exceed the target bonuses indicated above, up to a maximum of 150% of the target bonus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

By:	/s/ Stefan B. Schulz
Name: Stefan B. Schulz
Title: Chief Financial Officer

Date: March 6, 2012

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